The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated September 15, 2016

JPMorgan Chase Financial Company LLC	September 2016

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated September    , 2016

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due September 26, 2019

All Payments on the Securities Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.125% of the stated principal amount with respect to each determination date on which the closing price of each of the common stock of General Electric Company and the common stock of The Coca-Cola Company is greater than or equal to its downside threshold level, which will be at most 71.75% of its initial stock price. However, if, on any determination date, the closing price of either underlying stock is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment.  If the securities have not been automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been automatically redeemed prior to maturity and the final stock price of either underlying stock is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than the stated principal amount of the securities by more than 28.25% and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the downside threshold level of either underlying stock will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying stock appreciates or has not declined as much.  Investors will not participate in any appreciation of either underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	Common stock of General Electric Company and common stock of The Coca-Cola Company (each an “underlying stock”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the first, second, third and final determination dates), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of either underlying stock is below its initial stock price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

• If, on any determination date, the closing price of each underlying stock is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $0.2125 (2.125% of the stated principal amount) per security on the related contingent payment date.

• If, on any determination date, the closing price of either underlying stock is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or both of the underlying stocks will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	(i) the stated principal amount, plus (ii) the contingent quarterly payment with respect to the final determination date
	• If the final stock price of either underlying stock is less than its downside threshold level:	(i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock. This cash payment will be less than the stated principal amount of the securities by more than 28.25% and could be zero.
Downside threshold level:

With respect to the common stock of General Electric Company: , which is equal to at most 71.75% of its initial stock price
With respect to the common stock of The Coca-Cola Company: , which is equal to at most 71.75% of its initial stock price

The actual downside threshold level with respect to each underlying stock will be provided in the pricing supplement and will not be greater than 71.75% of its initial stock price.

Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	On or about September , 2016 (expected to price on or about September 23, 2016)
Original issue date (settlement date):	September , 2016 (3 business days after the pricing date)
Maturity date:	September 26, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.225(2)	$9.725
		$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.

(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.225 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming a downside threshold level of each underlying stock equal to the maximum listed above, the estimated value of the securities would be approximately $9.477 per $10 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.35 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Terms continued from previous page:
Initial stock price:

With respect to the common stock of General Electric Company:         , which is its closing price on the pricing date

With respect to the common stock of The Coca-Cola Company:         , which is its closing price on the pricing date

Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Worst performing underlying stock:	The underlying stock with the worst stock performance factor
Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates:	December 23, 2016, March 23, 2017, June 23, 2017, September 25, 2017, December 26, 2017, March 23, 2018, June 25, 2018, September 24, 2018, December 24, 2018, March 25, 2019, June 24, 2019 and September 23, 2019 , subject to postponement for non-trading days and certain market disruption events.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
CUSIP/ISIN:	46646X340 / US46646X3402
Listing:	The securities will not be listed on any securities exchange.

September 2016	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due September 26, 2019 Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $0.2125 (2.125% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price of each underlying stock is greater than or equal to its downside threshold level, which will be at most 71.75% of its initial stock price. The actual downside threshold level of each underlying stock will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. However, if the closing price of either underlying stock is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one share of one or both underlying stocks could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if both of the underlying stocks were to be at or above their respective downside threshold levels on some quarterly determination dates, one or both underlying stocks may fluctuate below their respective downside threshold level(s) on others.

If the closing price of each underlying stock is greater than or equal to its initial closing value on any determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final stock price of each underlying stock is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final stock price of either underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock, which will be less than the stated principal amount of the securities by more than 28.25% and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

September 2016	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 2.125% of the stated principal amount with respect to each determination date on which the closing price of each underlying stock is greater than or equal to its downside threshold level, which will be at most 71.75% of its initial stock price. The actual downside threshold level of each underlying stock will be provided in the pricing supplement. The securities are not redeemable prior to the fourth determination date. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final stock price of each underlying stock, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others. On the 10th determination date, the closing price of each underlying stock is greater than or equal to its initial stock price.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 10th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, each underlying stock closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying stock closes at or above its downside threshold level on some determination dates but one or both of the underlying stocks closes below their respective downside threshold levels on the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, one or both of the underlying stocks close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each underlying stock is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the stock performance factor of the worst performing underlying stock, which will be less than the stated principal amount by more than 28.25% and could be zero.

Investors will lose some and may lose all of their principal in this scenario.

September 2016	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final stock prices of the underlying stocks.

Diagram #1: First, Second and Third Determination Dates

Diagram #2: Determination Dates (Other Than the First, Second, Third and Final Determination Dates)

September 2016	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

September 2016	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each underlying stock on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final stock price of each underlying stock. The actual initial stock price and downside threshold level for each underlying stock will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $0.2125 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each underlying stock is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of each underlying stock is greater than or equal to its initial stock price on any quarterly determination date (other than the first, second, third and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final stock price of each underlying stock is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final stock price of either underlying stock is less than its downside threshold level: (i) the stated principal amount times (ii) the stock performance factor of the worst performing underlying stock

Stated principal amount:	$10 per security
Hypothetical initial stock price:	With respect to the common stock of General Electric Company: $30.00 With respect to the common stock of The Coca-Cola Company: $42.00
Hypothetical downside threshold level:

With respect to the common stock of General Electric Company: $21.525, which is 71.75% of its hypothetical initial stock price

With respect to the common stock of The Coca-Cola Company: $30.35, which is 71.75% of its hypothetical initial stock price

September 2016	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing price		Contingent quarterly payment
	Common stock of General Electric Company	Common stock of The Coca-Cola Company
Hypothetical Determination Date 1	$25 (at or above downside threshold level)	$36 (at or above downside threshold level)	$0.2125
Hypothetical Determination Date 2	$15 (below downside threshold level)	$34 (at or above downside threshold level)	$0
Hypothetical Determination Date 3	$26 (at or above downside threshold level)	$25 (below downside threshold level)	$0
Hypothetical Determination Date 4	$18 (below downside threshold level)	$23 (below downside threshold level)	$0

On hypothetical determination date 1, each underlying stock closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $0.2125 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying stock closes at or above its downside threshold level but the other underlying stock closes below its downside threshold level. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying stock closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of either underlying stock is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing price		Early redemption payment
	Common stock of General Electric Company	Common stock of The Coca-Cola Company
Hypothetical Determination Date 1	$35 (at or above initial stock price)	$30 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$26 (below initial stock price)	$38 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$36 (at or above initial stock price)	$45 (at or above initial stock price)	$10.2125 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

The securities are not redeemable prior to the fourth determination date. These examples assume that each of determination dates 1 through 3 occurs on or after the fourth determination date and is not the final determination date.

On hypothetical determination date 1, one underlying stock closes at or above its initial stock price but the other underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

September 2016	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

On hypothetical determination date 2, each underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying stock closes at or above its initial stock price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final stock price		Payment at maturity
	Common stock of General Electric Company	Common stock of The Coca-Cola Company
Example 1:	$25 (at or above downside threshold level)	$35 (at or above downside threshold level)	$10.2125 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	$24 (at or above downside threshold level)	$21 (below downside threshold level)	$10 × stock performance factor of the worst performing underlying stock = $10 × ($21 / $42) = $5.00
Example 3:	$18 (below downside threshold level)	$16.80 (below downside threshold level)	$10 × ($16.80 / $42) = $4.00
Example 4:	$9 (below downside threshold level)	$20 (below downside threshold level)	$10 × ($9 / $30) = $3.00

In example 1, the final stock price of each underlying stock is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In examples 2, the final stock price of one underlying stock is at or above its downside threshold level but the final stock price of the other underlying stock is below its downside threshold level. Therefore, you are exposed to the downside performance of the worst performing underlying stock at maturity and receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

Similarly, in examples 3 and 4, the final stock price of each underlying stock is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worst performing underlying stock.

If the final stock price of EITHER underlying stock is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than the stated principal amount per security by more than 28.25% and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

September 2016	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of either of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor of the worst performing underlying stock. In this case, your payment at maturity will be less than the stated principal amount by more than 28.25% and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price of either underlying stock on the relevant determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each underlying stock on the relevant determination date is greater than or equal to its downside threshold level. If the closing price of either underlying stock is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period. It is possible that the closing price of each underlying stock could be below its downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing prices of the underlying stocks on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of each underlying stock on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of each underlying stock on a specific determination date, if the closing price of either of the underlying stocks on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of that underlying stock was higher on other days during the related quarterly period.

▪	You are exposed to the price risk of both underlying stocks, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any contingent quarterly payments, each underlying stock must close at or above its downside threshold level on the applicable determination date. In addition, if either underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stock has appreciated. Under this scenario, the value of any such payment will be less than the stated principal amount by more than 28.25% and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that either underlying stock will close below its

September 2016	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

downside threshold level on any determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of the underlying stock other than the worst performing underlying stock. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪	Investors will not participate in any appreciation in either underlying stock. Investors will not participate in any appreciation in either underlying stock from its initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each underlying stock is greater than or equal to its downside threshold level, if any.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock prices, the downside threshold levels and the final stock prices and whether the closing price of each underlying stock on any determination date is greater than or equal to its initial stock price or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

Moreover, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the

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estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

o	customary bid-ask spreads for similarly sized trades;

o	our internal secondary market funding rates for structured debt issuances;

o	the actual and expected volatility in the closing price of each underlying stock;

o	the time to maturity of the securities;

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o	whether the closing price of one share of either underlying stock has been, or is expected to be, less than its downside threshold level on any determination date;

o	the likelihood of an early redemption being triggered;

o	the dividend rates on the underlying stocks;

o	the actual and expected positive or negative correlation between the underlying stocks, or the actual or expected absence of any such correlation;

o	interest and yield rates in the market generally;

o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and

o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in either underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪	No affiliation with General Electric Company or The Coca-Cola Company. General Electric Company and The Coca-Cola Company are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to General Electric Company and The Coca-Cola Company in connection with this offering.

▪	We may engage in business with or involving General Electric Company or The Coca-Cola Company without regard to your interests. We or our affiliates may presently or from time to time engage in business with General Electric Company or The Coca-Cola Company without regard to your interests and thus may acquire non-public information about General Electric Company or The Coca-Cola Company. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to General Electric Company or The Coca-Cola Company, which may or may not recommend that investors buy or hold an underlying stock.

▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect either underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock prices and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying stocks must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying stocks on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not called prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

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Principal at Risk Securities

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, the estimated value of the securities will be provided in the pricing supplement and may be as low as the minimum for the estimated value of the securities set forth on the cover of this document. In addition, the downside threshold level of each underlying stock will be provided in the pricing supplement and may be as high as the maximum for that downside threshold level set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimum for the estimated value of the securities and the maximum for the downside threshold level of each underlying stock.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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Principal at Risk Securities

General Electric Company Overview

General Electric Company is a digital industrial company, with products and services ranging from aircraft engines, power generation and oil and gas production equipment to medical imaging, financing and industrial products. The common stock of General Electric Company is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by General Electric Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-00035 through the SEC’s website at www.sec.gov. In addition, information regarding General Electric Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on September 14, 2016:

Bloomberg Ticker Symbol:	GE	52 Week High (on 7/19/2016):	$32.93
Current Share Price:	$29.70	52 Week Low (on 9/28/2015):	$24.31
52 Weeks Ago (on 9/14/2015):	$24.77

The following table sets forth the published high and low closing prices of, as well as well as dividends on, the common stock of General Electric Company for each quarter in the period from January 1, 2011 through September 14, 2016. The closing price of the common stock of General Electric Company on September 14, 2016 was $29.70. The associated graph shows the closing prices of the common stock of General Electric Company for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of General Electric Company has experienced significant fluctuations. The historical performance of the common stock of General Electric Company should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of General Electric Company at any time, including on the determination dates.

Common Stock of General Electric Company (CUSIP: 369604103)	High	Low	Dividends (Declared)
2011
First Quarter	$21.52	$18.28	$0.14
Second Quarter	$20.65	$17.97	$0.15
Third Quarter	$19.30	$15.01	$0.15
Fourth Quarter	$18.23	$14.69	$0.17
2012
First Quarter	$20.21	$18.36	$0.17
Second Quarter	$20.84	$18.15	$0.17
Third Quarter	$22.73	$19.44	$0.17
Fourth Quarter	$23.12	$20.01	$0.19
2013
First Quarter	$23.77	$20.90	$0.19
Second Quarter	$24.33	$21.35	$0.19
Third Quarter	$24.86	$22.90	$0.19
Fourth Quarter	$28.03	$23.57	$0.22
2014
First Quarter	$27.50	$24.35	$0.22
Second Quarter	$27.44	$25.43	$0.22
Third Quarter	$27.02	$25.02	$0.22
Fourth Quarter	$27.01	$23.95	$0.23

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Common Stock of General Electric Company (CUSIP: 369604103)	High	Low	Dividends (Declared)
2015
First Quarter	$26.11	$23.58	$0.23
Second Quarter	$28.51	$24.84	$0.23
Third Quarter	$27.24	$23.27	$0.23
Fourth Quarter	$31.28	$25.19	$0.23
2016
First Quarter	$31.83	$27.45	$0.23
Second Quarter	$31.93	$29.32	$0.23
Third Quarter (through September 14, 2016)	$32.93	$30.11	$0.23

We make no representation as to the amount of dividends, if any, that General Electric Company may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of General Electric Company.

The Common Stock of General Electric Company Historical Performance – Daily Closing Prices January 3, 2011 to September 14, 2016*

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 71.75% of the closing price on September 14, 2016. The actual downside threshold level will be based on the closing price on the pricing date and will be at most 71.75% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of General Electric Company. We have derived all disclosures contained in this document regarding the common stock of General Electric Company from the publicly available documents described in the first paragraph under this “General Electric Company Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to General Electric Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding General Electric Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “General Electric Company Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events

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concerning General Electric Company could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of General Electric Company.

The Coca-Cola Company Overview

The Coca-Cola Company owns or licenses and markets nonalcoholic beverage brands, primarily sparkling beverages but also still beverages such as waters, enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, and energy and sports drinks. The common stock of The Coca-Cola Company is registered under the Exchange Act. Information provided to or filed with the SEC by The Coca-Cola Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-02217 through the SEC’s website at www.sec.gov. In addition, information regarding The Coca-Cola Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on September 14, 2016:

Bloomberg Ticker Symbol:	KO	52 Week High (on 4/4/2016):	$46.89
Current Share Price:	$42.11	52 Week Low (on 9/4/2015):	$38.10
52 Weeks Ago (on 9/14/2015):	$38.10

The following table sets forth the published high and low closing prices of, as well as well as dividends on, the common stock of The Coca-Cola Company for each quarter in the period from January 1, 2011 through September 14, 2016. The closing price of the common stock of The Coca-Cola Company on September 14, 2016 was $42.11. The associated graph shows the closing prices of the common stock of The Coca-Cola Company for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of The Coca-Cola Company has experienced significant fluctuations. The historical performance of the common stock of The Coca-Cola Company should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of The Coca-Cola Company at any time, including on the determination dates.

Common Stock of The Coca-Cola Company (CUSIP: 191216100)	High	Low	Dividends (Declared)
2011
First Quarter	$33.175	$30.800	$0.235
Second Quarter	$34.230	$32.465	$0.235
Third Quarter	$35.615	$31.980	$0.235
Fourth Quarter	$35.080	$32.370	$0.235
2012
First Quarter	$37.005	$33.495	$0.255
Second Quarter	$39.095	$35.970	$0.255
Third Quarter	$40.560	$37.140	$0.255
Fourth Quarter	$38.580	$35.970	$0.255
2013
First Quarter	$40.690	$36.840	$0.280
Second Quarter	$43.090	$39.130	$0.280
Third Quarter	$41.090	$37.880	$0.280
Fourth Quarter	$41.310	$37.050	$0.280

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Common Stock of The Coca-Cola Company (CUSIP: 191216100)	High	Low	Dividends (Declared)
2014
First Quarter	$40.660	$37.100	$0.305
Second Quarter	$42.360	$38.070	$0.305
Third Quarter	$42.660	$39.180	$0.305
Fourth Quarter	$44.830	$40.390	$0.305
2015
First Quarter	$43.780	$39.910	$0.330
Second Quarter	$41.520	$39.230	$0.330
Third Quarter	$42.120	$37.990	$0.330
Fourth Quarter	$43.840	$39.800	$0.330
2016
First Quarter	$46.580	$41.380	$0.350
Second Quarter	$46.890	$43.660	$0.350
Third Quarter (through September 14, 2016)	$45.830	$42.270	$0.350

We make no representation as to the amount of dividends, if any, that The Coca-Cola Company may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Coca-Cola Company.

The Common Stock of The Coca-Cola Company Historical Performance – Daily Closing Prices January 3, 2011 to September 14, 2016*

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 71.75% of the closing price on September 14, 2016. The actual downside threshold level will be based on the closing price on the pricing date and will be at most 71.75% of the initial stock price.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of The Coca-Cola Company. We have derived all disclosures contained in this document regarding the common stock of The Coca-Cola Company from the publicly available documents described in the first paragraph under this “The Coca-Cola Company Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Coca-Cola Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Coca-Cola Company is accurate or complete. Furthermore, we cannot give any

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assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “The Coca-Cola Company Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Coca-Cola Company could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of The Coca-Cola Company.

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our

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Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. holders should also note that, notwithstanding anything to the contrary in the accompanying product supplement, recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). If the securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “General Electric Company Overview” and “The Coca-Cola Company Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due September 26, 2019

Based on the Worst Performing of the Common Stock of General Electric Company and the Common Stock of The Coca-Cola Company

Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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